Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 40558.000067

June 19, 2008

Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

Circuit City Stores, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Circuit City Stores, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of one or more series of (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”), (iii) preferred stock, par value $20.00 per share (the “Preferred Stock”), (iv) common stock, par value $0.50 per share (the “Common Stock”), and (v) warrants to purchase Debt Securities, Preferred Stock and/or Common Stock (the “Warrants”). The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities.”

The Senior Debt Securities and the Subordinated Debt Securities will be issued by the Company pursuant to separate indentures to be entered into between the Company and the trustee named therein, as Trustee (each, an “Indenture”). The shares of Preferred Stock will be issued by the Company pursuant to articles of amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and the shares of Common Stock will be issued by the Company pursuant to the Company’s Articles of Incorporation. Any Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as warrant agent (the “Warrant Agent”).

Circuit City Stores, Inc.

June 19, 2008

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Company’s Articles of Incorporation and the Company’s Bylaws, as amended on August 21, 2007, (ii) the Registration Statement, including the prospectus that forms a part of the Registration Statement and the documents incorporated therein by reference, and (iii) the forms of Indentures filed as exhibits to the Registration Statement.

In this examination, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as reproductions or certified copies and the authenticity of the originals of such latter documents, (iii) the accuracy and completeness of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the federal laws of the United States.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. With respect to any Debt Securities, when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the applicable Indenture and the issuance and terms of such Debt Securities, and the terms of the offering thereof, (c) the applicable Indenture has been duly executed and delivered by the Company and the Trustee, (d) the terms

Circuit City Stores, Inc.

June 19, 2008

of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and (e) the Debt Securities have been duly executed by the Company and authenticated by the Trustee, and delivered upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Debt Securities will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture.

2. With respect to any Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock, and the terms of the offering thereof, (b) articles of amendment for the particular series of Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and the SCC has issued a certificate of amendment with respect thereto and (c) the series of Preferred Stock has been duly issued by the Company and delivered (i) upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board (the consideration therefor being not less than the par value of the Preferred Stock) or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as provided by the Board, for the consideration approved by the Board (the consideration therefor being not less than the par value of the Preferred Stock), such Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, and the terms of the offering thereof, and (b) the Common Stock has been duly issued by the Company and delivered (i) upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board (the consideration therefor being not less than the par value of the Common Stock) or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as provided by the Board, for the consideration approved by the Board (the consideration therefor being not less than the par value of the Common Stock), such Common Stock will be validly issued, fully paid and nonassessable.

Circuit City Stores, Inc.

June 19, 2008

4. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Warrants and the applicable Warrant Agreement (b) the applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable Warrant Agent and (c) the Warrants are duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, and delivered upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Warrants will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement.

The opinions set forth above are subject to the qualifications that the validity and enforcement of the Company’s obligations under the Debt Securities and the underlying Indenture and the Warrants and the underlying Warrant Agreement may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

Hunton & Williams LLP